Exhibit 99.2

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                                                For further information contact:
                                                Sonia Moore
                                                (281) 775-0609


                    PHARMAFRONTIERS NAMES TONY KAMIN TO BOARD

HOUSTON, December 13, 2004 - Cell therapy developer PharmaFrontiers Corporation (OTCBB:PFTR.OB) has elected Tony Kamin, to the company's Board of Directors. He is currently President of both Eastwood Investment Management and Interim Medical Management, and Chairman of the Board of Advisors of Devlab, the center for technology commercialization at Northwestern University.

         "Tony's array of knowledge and experience with all elements of managing biotechnology ventures will be extremely valuable as we expand our business involving adult stem cell tissue regeneration technology," said PharmaFrontiers CEO David McWilliams.

         Kamin serves as President of two companies. Eastwood Investment Management is a private equity multi-strategy and multi-asset class manager. Interim Medical Management provides a range of management services primarily in the biotechnology and medical device fields. From 1998 to 2003, Kamin was a venture partner with Venture Strategy Partners and played an instrumental role in the launch of their venture operations. He is a co-founder of Nobex Corporation (oral protein and peptide delivery) and Hi Fidelity Entertainment. He is currently Chairman of the Board of Advisors for Devlab, a center for technology commercialization at Northwestern University. He also serves on boards for Illinois Technology Enterprise Center (ITEC) in Chicago, Real American Restaurants, B2P.com, and The Cove School for children with learning disabilities. Kamin received a Masters Degree from Yale University in International Relations with a concentration in International Law.

         With Kamin's election, the number of PharmaFrontiers board remains at six members as a result of the resignation of Warren Lau as a director.

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         PharmaFrontiers' strategy is to develop and commercialize cell therapies to treat several major disease areas such as cardiac and pancreatic conditions and Multiple Sclerosis (MS). The company holds the exclusive worldwide license from the U.S. Department of Energy's Argonne National Laboratory for the use of adult pluripotent stem cells derived from patients' own circulating blood. It also owns patented and proprietary individualized cell therapies that are in FDA Phase I/II human dose ranging clinical trials to evaluate their safety and effectiveness in treating MS.

         This press release contains forward-looking statements about PharmaFrontiers within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For example, statements in the future tense, words such as "anticipates", "estimates", "expects", "intends", "plans", "believes", and words and terms of similar substance used in connection with any discussion of future results, performance or achievements identify such forward-looking statements. Those forward-looking statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from the Company's current expectations as a result of numerous factors, including those risks more fully disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Report on Form 8-K dated June 4, 2004. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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KEYWORDS:           Health & Medical, Finance, Stem Cells, Houston, Texas
COMPANIES:          PharmaFrontiers Corporation (OTCBB:PFTR.OB)